                            SALE OF SHARES AGREEMENT

                                     Amongst

                       HARMONY GOLD MINING COMPANY LIMITED

         ARMGOLD HARMONY JOINT INVESTMENT COMPANY (PROPRIETARY) LIMITED

                                       and

                      THE ARM BROAD-BASED EMPOWERMENT TRUST

     AN ORAL TRUST ESTABLISHED BY ORAL AGREEMENT ON 15 APRIL 2005 AND HEREIN
                        REPRESENTED BY ITS TRUSTEES BEING

                                 NEDBANK LIMITED
            (REPRESENTED BY ANTON TALJAARD AND CLIVE DONALD STEWART)

                       HARMONY GOLD MINING COMPANY LIMITED
                        (REPRESENTED BY NOMFUNDO QANGULE)

                                  FRANK ABBOTT

                                       and

                   DENEYS REITZ TRUSTEES (PROPRIETARY) LIMITED
                      (REPRESENTED BY LIONEL CHARLES SHAWE)

                                                                  DENEYS | REITZ
                                                                       ATTORNEYS

                              NOTARIAL CERTIFICATE

I, THE UNDERSIGNED,

                                MARK ROBERT KYLE

OF SANDTON IN THE GAUTENG PROVINCE OF THE REPUBLIC OF SOUTH AFRICA, NOTARY PUBLIC BY LAWFUL AUTHORITY DULY ADMITTED AND SWORN, DO HEREBY CERTIFY AND ATTEST UNTO ALL WHOM IT MAY CONCERN THAT I HAVE THIS DAY COLLATED AND COMPARED WITH THE ORIGINAL THEREOF, THE COPY HERETO ANNEXED MARKED "A", BEING:

"A" SALE OF SHARES AGREEMENT AMONGST HARMONY GOLD MINING COMPANY LIMITED, ARMGOLD HARMONY JOINT INVESTMENT COMPANY (PROPRIETARY) LIMITED AND THE ARM BROAD-BASED EMPOWERMENT TRUST AN ORAL TRUST ESTABLISHED BY ORAL AGREEMENT ON 15 APRIL 2005 AND HEREIN REPRESENTED BY ITS TRUSTEES BEING NEDBANK LIMITED (REPRESENTED BY ANTON TALJAARD AND CLIVE DONALD STEWART), HARMONY GOLD MINING COMPANY LIMITED (REPRESENTED BY NOMFUNDO QANGULE), FRANK ABBOTT AND DENEYS REITZ TRUSTEES (PROPRIETARY) LIMITED (REPRESENTED BY LIONEL CHARLES SHAWE), DATED 15 APRIL 2005

AND I, THE SAID NOTARY, DO FURTHER CERTIFY AND ATTEST THAT THE SAME IS A TRUE AND FAITHFUL COPY OF THE SAID ORIGINAL AND AGREES THEREWITH IN EVERY RESPECT. AN ACT WHEREOF BEING REQUIRED, I HAVE GRANTED THESE PRESENTS UNDER MY NOTARIAL FORM AND SEAL, TO SERVE AND AVAIL AS OCCASION SHALL OR MAY REQUIRE.

THUS DONE AND SIGNED AT SANDTON AFORESAID ON THIS THE 26TH DAY OF APRIL IN THE YEAR TWO THOUSAND AND FOUR.

                                                                   NOTARY PUBLIC

DENEYS REITZ ATTORNEYS
SANDTON

                            SALE OF SHARES AGREEMENT

                                     Amongst

                       HARMONY GOLD MINING COMPANY LIMITED

             ARMGOLD HARMONY JOINT INVESTMENT COMPANY (PROPRIETARY)
                                     LIMITED

                                       and

                      THE ARM BROAD-BASED EMPOWERMENT TRUST

     AN ORAL TRUST ESTABLISHED BY ORAL AGREEMENT ON 15 APRIL 2005 AND HEREIN
                        REPRESENTED BY ITS TRUSTEES BEING

                                 NEDBANK LIMITED
            (REPRESENTED BY ANTON TALJAARD AND CLIVE DONALD STEWART)

                       HARMONY GOLD MINING COMPANY LIMITED
                       (REPRESENTED BY NOMFUNDO QANGULE)

                                  FRANK ABBOTT

                                       and

                   DENEYS REITZ TRUSTEES (PROPRIETARY) LIMITED
                      (REPRESENTED BY LIONEL CHARLES SHAWE)

                                                                  DENEYS | REITZ
                                                                       ATTORNEYS

                                TABLE OF CONTENTS

1.    PARTIES..............................................................    1
2.    DEFINITIONS AND INTERPRETATION.......................................    1
3.    INTRODUCTION.........................................................   11
4.    SUSPENSIVE CONDITIONS................................................   11
5.    SALE AND PURCHASE....................................................   14
6.    PURCHASE PRICE.......................................................   14
7.    PAYMENT OF THE PURCHASE PRICE........................................   14
8.    DELIVERY OF THE SALE SHARES..........................................   15
9.    OWNERSHIP, RISK AND BENEFIT..........................................   15
10.   TRANSACTION INDIVISIBLE..............................................   16
11.   REPRESENTATIONS AND WARRANTIES.......................................   16
12.   SECURITY.............................................................   18
13.   BREACH...............................................................   19
14.   CONFIDENTIALITY......................................................   19
15.   NOTICES AND DOMICILIA................................................   21
16.   GOVERNING LAW........................................................   23
17.   JURISDICTION.........................................................   23
18.   SEVERABILITY.........................................................   24
19.   GENERAL..............................................................   24
20.   COSTS................................................................   25
21.   COUNTERPARTS.........................................................   26

                            SALE OF SHARES AGREEMENT

1.   PARTIES

1.1  The Parties to this Agreement are:

1.1.1 HARMONY GOLD MINING COMPANY LIMITED;

1.1.2 ARMGOLD HARMONY JOINT INVESTMENT COMPANY (PROPRIETARY) LIMITED;

1.1.3 THE ARM BROAD-BASED EMPOWERMENT TRUST AN ORAL TRUST ESTABLISHED BY ORAL AGREEMENT ON 15 APRIL 2005 HEREIN REPRESENTED BY ITS TRUSTEES BEING:

1.1.3.1 NEDBANK LIMITED (REPRESENTED BY ANTON TALJAARD AND CLIVE DONALD
     STEWART);

1.1.3.2 HARMONY GOLD MINING COMPANY LIMITED (REPRESENTED BY NOMFUNDO QANGULE);

1.1.3.3 FRANK ABBOTT; and

1.1.3.4 DENEYS REITZ TRUSTEES (PROPRIETARY) LIMITED (REPRESENTED BY LIONEL CHARLES SHAWE).

1.2  The Parties agree as set out below.

2.   DEFINITIONS AND INTERPRETATION

2.1 The headings to the clauses of this Agreement are for reference purposes only and shall in no way govern or affect the interpretation of nor modify nor amplify the terms of this Agreement nor any clause hereof.

                                                                         Page 2.


2.2 Unless the context dictates otherwise, the words and expressions set forth below shall bear the following meanings and cognate expressions shall bear corresponding meanings:

2.2.1 "ASSIGNMENT AGREEMENT" means the written agreement concluded, or to be concluded, between Harmony, ARMI, AHJIC and the Trust on or about the Signature Date pursuant to which inter alia the Voting Agreement is amended in certain respects and the Trust agrees to be bound by the provisions of the Voting Agreement;

2.2.2 "AGREEMENT" means this Sales of Shares Agreement;

2.2.3 "AHJIC" means ARMGold Harmony Joint Investment Company (Proprietary) Limited (Registration No. 2002/032163/07), a private company duly incorporated according to the company laws of South Africa;

2.2.4 "AHJIC'S CSDP" means, in relations to AHJIC, Nedbank Limited, being a depositary institution accepted by STRATE as a participant in terms of the Securities Services Act, 2004, with whom AHJIC holds a dematerialised securities account;

2.2.5 "ARM" means African Rainbow Minerals Limited (Registration No. 1933/004580/06), a public company duly incorporated according to the company laws of South Africa;

2.2.6 "ARMI" means African Rainbow Minerals & Exploration Investments (Proprietary) Limited (Registration No. 1997/020158/07), a private company duly incorporated according to the company laws of South Africa;

                                                                         Page 3.


2.2.7 "BUSINESS DAY" means any day other than a Saturday, Sunday or an official public holiday in South Africa in accordance with the Public Holidays Act, 1994;

2.2.8 "COMPANIES ACT" means the Companies Act, 1973;

2.2.9 "DEED OF ADHERENCE" means the written deed entitled "Right of Preemption and Deed of Adherence " concluded or to be concluded amongst Nedbank, Harmony, ARMI and AHJIC on or about the Signature Date;

2.2.10 "EFFECTIVE DATE" means, notwithstanding the Signature Date:

2.2.10.1 if all of the Suspensive Conditions have been fulfilled or waived (where capable of waiver) before 14h30 on the Fulfilment Date, the Fulfilment Date; or

2.2.10.2 if all of the Suspensive Conditions have been fulfilled or waived (where capable of waiver) as at or after 14h30 on the Fulfilment Date, the 1st (first) Business Day following the Fulfilment Date;

2.2.11 "FIRST LOAN AGREEMENT" means the written agreement entitled "First Loan Agreement" concluded or to be concluded between Nedbank and the Trust on or about the Signature Date;

2.2.12 "FIRST RANKING CESSION AND PLEDGE" means the written cession and pledge in security entitled "First Ranking Cession and Pledge " by the Trust in favour of Nedbank dated on or about the Signature Date as security for its obligations under the Second Loan Agreement;

2.2.13 "FLOW OF FUNDS AGREEMENT" means the written agreement entitled "Flow of Funds Agreement" concluded or to be concluded between

                                                                         Page 4.


     Nedbank, the Trust, AHJIC and Harmony on or about the Signature Date;

2.2.14 "FULFILMENT DATE" means the day on which all of the Suspensive Conditions shall have been fulfilled or waived (where capable of waiver) in accordance with the terms of this Agreement;

2.2.15 "HARMONY" means Harmony Gold Mining Company Limited (Registration No. 1950/038232/06), a public company duly incorporated according to the company laws of South Africa;

2.2.16 "HARMONY OPTION AGREEMENT" means the written agreement entitled "Harmony Option Agreement" concluded or to be concluded between Harmony and Nedbank on or about the Signature Date;

2.2.17 "HARMONY UNDERTAKING" means the written undertaking by Harmony and AHJIC in favour of Nedbank dated on or about the Signature Date pursuant to which Harmony undertakes that it will utilise a portion of the proceeds payable to AHJIC in respect of the sale of the ARM Shares pursuant to this Agreement to repay in full on the Effective Date the principal amount outstanding together with all amounts of accrued and unpaid interest and all other amounts due and payable to Nedbank pursuant to a loan agreement between Nedbank and Harmony dated 24 December 2004, in accordance with the provisions of clause 12 of that loan agreement;

2.2.18 "JSE" means the JSE Securities Exchange, South Africa;

2.2.19 "NEDBANK" means Nedbank Limited (Registration No. 1951/000009/06) (acting through its Nedbank Capital division), a registered bank and public company duly incorporated according to the company and banking laws of South Africa;

                                                                         Page 5.


2.2.20 "PARTIES" means:

2.2.20.1 AHJIC;

2.2.20.2 Harmony; and

2.2.20.3 the Trust,

     and "PARTY" means, as the context requires, any of them;

2.2.21 "PURCHASE PRICE" means the aggregate sum of R829 827 460 (Eight Hundred and Twenty Nine Million Eight Hundred and Twenty Seven Thousand Four Hundred and Sixty Rand), being an amount of R29 (Twenty-nine Rand) per Sale Share;

2.2.22 "SALE SHARES" means 28 614 740 (twenty-eight million six hundred and fourteen thousand seven hundred and forty) ordinary par value shares of R0,05 (five cents) each in the issued share capital of ARM listed on the JSE and constituting 14% (fourteen percent) of the entire issued share capital of ARM as at the Signature Date, and "SALE SHARE" means, as the context requires, any of them;

2.2.23 "SECOND LOAN AGREEMENT" means the written agreement entitled "Second Loan Agreement" concluded or to be concluded between Nedbank and the Trust on or about the Signature Date;

2.2.24 "SECOND RANKING CESSION AND PLEDGE" means the written reversionary cession and pledge in security, entitled "Second Ranking Cession and Pledge" by the Trust in favour of Nedbank dated on or about the Signature Date as security for its obligations under the First Loan Agreement;

                                                                         Page 6.


2.2.25 "SIGNATURE DATE" means the date of the signature of the Party last signing this Agreement in time;

2.2.26 "SOUTH AFRICA" means the Republic of South Africa as constituted from time to time;

2.2.27 "STRATE" means STRATE Limited (Registration No. 1998/022242/06), a public company duly incorporated according to the company laws of South Africa, which is a registered central securities depository and which is responsible for the electronic custody and settlement system of the JSE; and

2.2.28 "SUBORDINATION AGREEMENT" means the written agreement entitled "Subordination Agreement" concluded or to be concluded between the Trust, Harmony and Nedbank on or about the Signature Date;

2.2.29 "SUSPENSIVE CONDITIONS" means the suspensive conditions stipulated in clause 4.1;

2.2.30 "TRANSACTION DOCUMENTS" means, collectively:

2.2.30.1 this Agreement;

2.2.30.2 the First Loan Agreement;

2.2.30.3 the Second Loan Agreement;

2.2.30.4 the Harmony Option Agreement;

2.2.30.5 the First Ranking Cession and Pledge;

2.2.30.6 the Second Ranking Cession and Pledge;

                                                                         Page 7.


2.2.30.7 the Harmony Undertaking;

2.2.30.8 the Subordination Agreement;

2.2.30.9 the Voting Agreement;

2.2.30.10 the Deed of Adherence;

2.2.30.11 the Assignment Agreement;

2.2.30.12 the Flow of Funds Agreement;

2.2.30.13 any other agreement or document that may be designated as a Transaction Document for the purposes of this Agreement and the other Transaction Documents by written agreement between Harmony, the Trust and Nedbank; and

2.2.30.14 any written amendment to the agreements and documents referred to in clauses 2.2.30.1 to 2.2.30.13 and which amendment shall to the extent that Harmony is not a party thereto, be approved by Harmony, which approval shall not be unreasonably withheld or delayed, and "TRANSACTION DOCUMENT" means, as the context requires, any one of them;

2.2.31 "TRUST" means the trustees for the time being of an oral trust established by oral agreement between Frank Abbott (as founder) and Nedbank, Harmony, Frank Abbott and Deneys Reitz Trustees (Proprietary) Limited (each as trustees) on 15 April 2005 and known as the "ARM Broad-Based Empowerment Trust";

                                                                         Page 8.


2.2.32 "TRUST'S CSDP" means, in relation to the Trust, Nedbank Limited, being a depository institution accepted by STRATE as a participant in terms of the Securities Services Act, 2004, with whom the Trust holds a dematerialised securities account; and

2.2.33 "VOTING AGREEMENT" means the written agreement entitled "Voting Agreement" concluded amongst ARMI, Harmony and AHJIC on 16 February 2004.

2.3  Any reference in this Agreement to:

2.3.1 a "clause" shall, subject to any contrary indication, be construed as a reference to a clause hereof;

2.3.2 "law" shall be construed as any law (including common or customary law) or statute, constitution, decree, judgment, treaty, regulation, directive, bye-law, order or any other legislative measure of any government, supranational, local government, statutory or regulatory body or court;

2.3.3 a "person" shall be construed as a reference to any person, firm, company, trust, corporation, government, state or agency of a state or any association or partnership (whether or not having separate legal personality) of two or more of the foregoing; and

2.3.4 a "subsidiary" shall be construed in accordance with the Companies Act.

2.4 Unless inconsistent with the context or save where the contrary is expressly indicated:

                                                                         Page 9.


2.4.1 if any provision in a definition is a substantive provision conferring rights or imposing obligations on any Party, notwithstanding that it appears only in this interpretation clause, effect shall be given to it as if it were a substantive provision of this Agreement;

2.4.2 when any number of days is prescribed in this Agreement, same shall be reckoned exclusively of the first and inclusively of the last day unless the last day falls on a day which is not a Business Day, in which case the last day shall be the next succeeding Business Day;

2.4.3 in the event that the day for payment of any amount due in terms of this Agreement should fall on a day which is not a Business Day, the relevant day for payment shall be the next succeeding Business Day;

2.4.4 in the event that the day for performance of any obligation to be performed in terms of this Agreement should fall on a day which is not a Business Day, the relevant day for performance shall be the next succeeding Business Day;

2.4.5 any reference in this Agreement to an enactment is to that enactment as at the Signature Date and as amended or re-enacted from time to time;

2.4.6 any reference in this Agreement to this Agreement or any other agreement or document shall be construed as a reference to this Agreement or, as the case may be, such other agreement or document as the same may have been, or may from time to time be, amended, varied, novated or supplemented; and

2.4.7 no provision of this Agreement constitutes a stipulation for the benefit of any person who is not a Party to this Agreement.

2.5  Unless inconsistent with the context, an expression which denotes:

                                                                        Page 10.


2.5.1 any one gender includes the other genders;

2.5.2 a natural person includes an artificial person and vice versa; and

2.5.3 the singular includes the plural and vice versa.

2.6 Where any term is defined within the context of any particular clause in this Agreement, the term so defined, unless it is clear from the clause in question that the term so defined has limited application to the relevant clause, shall bear the same meaning as ascribed to it for all purposes in terms of this Agreement, notwithstanding that that term has not been defined in this interpretation clause.

2.7 The rule of construction that, in the event of ambiguity, the contract shall be interpreted against the Party responsible for the drafting thereof, shall not apply in the interpretation of this Agreement.

2.8 The expiration or termination of this Agreement shall not affect such of the provisions of this Agreement as expressly provide that they will operate after any such expiration or termination or which of necessity must continue to have effect after such expiration or termination, notwithstanding that the clauses themselves do not expressly provide for this.

2.9 This Agreement shall be binding on and enforceable by the estates, heirs, executors, administrators, trustees, permitted assigns or liquidators of the Parties as fully and effectually as if they had signed this Agreement in the first instance and reference to any Party shall be deemed to include such Party's estate, heirs, executors, administrators, trustees, successors-in-title, permitted assigns or liquidators, as the case may be.

2.10 The use of any expression in this Agreement covering a process available under South African law such as winding-up (without limitation eiusdem

                                                                        Page 11.


     generis) shall, if any of the Parties to this Agreement is subject to the law of any other jurisdiction, be construed as including any equivalent or analogous proceedings under the law of such other jurisdiction.

2.11 Where figures are referred to in numerals and in words, if there is any conflict between the two, the words shall prevail.

3.   INTRODUCTION

3.1  AHJIC is the owner of the Sale Shares and is entitled to dispose thereof.

3.2 AHJIC wishes to sell, and the Trust wishes to purchase, the Sale Shares upon the terms and conditions set out in this Agreement.

4.   SUSPENSIVE CONDITIONS

4.1 This entire Agreement, save for the provisions of this clause 4 and of clauses 1, 2, 12, 14, 15, 16, 17, 18, 19, 20 and 21 which shall be of immediate force and effect, is subject to the fulfilment of the suspensive conditions on or before 22 April 2005, or such other date as may be agreed in writing between the Parties on or before that date, that:

4.1.1 the members of AHJIC resolve in terms of Section 228 of the Companies Act to approve the transactions contemplated in this Agreement;

4.1.2 ARMI has consented in writing to the sale of the Sale Shares by AHJIC to the Trust;

4.1.3 each of the following Transaction Documents has been signed by the parties thereto and has become unconditional in accordance with its terms by the fulfilment or (to the extent capable of waiver) waiver of

                                                                        Page 12.


     any suspensive conditions provided for therein (other than any suspensive condition which requires that this Agreement is signed and becomes unconditional):

4.1.3.1 the First Loan Agreement;

4.1.3.2 the Second Loan Agreement;

4.1.3.3 the First Ranking Cession and Pledge;

4.1.3.4 the Second Ranking Cession and Pledge;

4.1.3.5 the Harmony Option Agreement;

4.1.3.6 the Harmony Undertaking;

4.1.3.7 the Subordination Agreement;

4.1.3.8 the Deed of Adherence;

4.1.3.9 the Flow of Funds Agreement; and

4.1.3.10 the Assignment Agreement;

4.1.4 there has been delivered to Nedbank a copy of the memorandum of association, articles of association, certificate of incorporation, (if applicable) certificate to commence business, and (if applicable) any certificate(s) of change of name of each of AHJIC and Harmony;

4.1.5 there has been delivered to Nedbank a copy of a resolution of the respective boards of directors of AHJIC and Harmony and the trustees of the Trust approving the execution and performance of the

                                                                        Page 13.


     Transaction Documents to which they are a party and the terms and conditions thereof and authorising a named person or persons to sign the Transaction Documents to which they are a party and any documents to be delivered by it pursuant to such Transaction Documents; and

4.1.6 there has been delivered to Nedbank a certificate of a duly authorised officer of each of AHJIC and Harmony setting out the names and signatures of the persons authorised to sign the Transaction Documents to which it is a party and any documents to be delivered pursuant to such Transaction Documents on its behalf.

4.2 The Parties shall, where it is within their respective power to do so, use their respective reasonable commercial endeavours to procure the fulfilment of the Suspensive Conditions as soon as reasonably possible after the Signature Date.

4.3  The:

4.3.1 Suspensive Conditions set out in clauses 4.1.4, 4.1.5 and 4.1.6 have been inserted in this Agreement for the benefit of Nedbank and accordingly upon written request by Harmony and/or AHJIC, any such Suspensive Condition may be waived or the date for fulfilment thereof extended by Nedbank by written notice to Harmony and AHJIC by no later than the date stipulated for the fulfilment thereof. The provisions of this clause 4.3.1 are stipulated for the benefit of Nedbank which shall be capable of acceptance by it in writing at any time;

4.3.2 Suspensive Condition set out in clause 4.1.3 has been inserted in this Agreement for the benefit of all of the Parties and accordingly may only be waived by written agreement between the Parties by no later than the date stipulated for the fulfilment thereof;

                                                                        Page 14.


4.3.3 Suspensive Conditions set out in clauses 4.1.1 and 4.1.2 are incapable of waiver.

4.4 In the event that the Suspensive Conditions are not fulfilled or waived on or before 22 April 2005, or any extension thereof or such other date as may be agreed in writing between the Parties on or before that date, then this Agreement, save for the provisions of this clause 4 and of clauses 1,2, 12, 14, 15, 16, 17, 18, 19, 20 and 21 which shall remain of full force and effect, shall never become of any force or effect and none of the Parties shall have any claim against any other Party for anything done hereunder or arising herefrom, save as a result of a breach of any of the provisions of this clause 4 by any Party, and the Parties shall be restored to the status quo ante.

5.   SALE AND PURCHASE

     With effect on the Effective Date, AHJIC hereby sells and the Trust hereby purchases the Sale Shares subject to the terms and conditions of this Agreement.

6.   PURCHASE PRICE

     In consideration for the sale by AHJIC to the Trust in respect of the Sale Shares, the Trust will pay to AHJIC the Purchase Price.

7.   PAYMENT OF THE PURCHASE PRICE

     The Trust shall pay the Purchase Price in cash to AHJIC on the Effective Date without deduction or set-off by paying the Purchase Price by electronic transfer into the following bank account:

7.1  Account Name : Harmony Gold Mining Company Limited -
                    Treasury Account;

                                                                        Page 15.


7.2  Bank : ABSA Bank Limited;

7.3  Account Number : 40 4873 7227;

7.4  Branch : Virginia;

7.5  Branch Code : 334635.

8.   DELIVERY OF THE SALE SHARES

     Subject to the payment by the Trust to AHJIC of the Purchase Price in accordance with the provisions of clause 7:

8.1 the disposal and transfer by AHJIC of the Sale Shares to the Trust and the acquisition of ownership of the Sale Shares by the Trust, shall be effected on the Effective Date by the transfer of ownership from AHJIC to the Trust in accordance with section 91A(4) of the Companies Act and the Rules of STRATE, by the debiting of the account of AHJIC in ARM's sub-register maintained by AHJIC's CSDP and the crediting of the account of the Trust in ARM's sub-register maintained by the Trust's CSDP; and

8.2 AHJIC hereby irrevocably and in rem suam authorises the Trust, with power of substitution, to instruct AHJIC's CSDP to cause all of the Sale Shares to be transferred in terms of section 91A(4) of the Companies Act to the Trust or its nominee in accordance with the terms of this Agreement and to do all such things and take all such steps as the Trust in its discretion considers necessary in order to effect that transfer.

9.   OWNERSHIP, RISK AND BENEFIT

     Ownership of, and risk and benefit in and to, the Sale Shares shall pass to the Trust with effect from (and including) the Effective Date.

                                                                        Page 16.


10.  TRANSACTION INDIVISIBLE

     The sale by AHJIC, and the purchase by the Trust, of the Sale Shares constitute a single and indivisible sale by AHJIC, and purchase by the Trust, of all of the Sale Shares.

11.  REPRESENTATIONS AND WARRANTIES

11.1 Each Party hereby represents and warrants in favour of the other Parties on the Signature Date, on each day between the Signature Date and the Effective Date and on the Effective Date that:

11.1.1 it has procured the taking of all necessary corporate and other actions to authorise the execution of this Agreement;

11.1.2 this Agreement is legal and binding on, and enforceable against, it in accordance with its terms; and

11.1.3 the provisions of this Agreement are not in material conflict with, and will not constitute a breach of, the provisions of any other agreement or undertaking which is binding on it.

11.2 Each of AHJIC and Harmony hereby represent and warrant in favour of the Trust on the Signature Date, on each day between the Signature Date and the Effective Date and on the Effective Date that it is a company duly organised and existing under the laws of South Africa with the power and authority to enter into and to exercise its rights and perform its obligations under this Agreement.

11.3 The Trust hereby represents and warrants in favour of Harmony and AHJC on the Signature Date, on each day between the Signature Date and the Effective

                                                                        Page 17.


     Date and on the Effective Date that it is a trust duly established and existing in accordance with the laws of South Africa.

11.4 AHJIC hereby represents and warrants in favour of the Trust on the Signature Date, on each day between the Signature Date and the Effective Date and on the Effective Date that:

11.4.1 the directors of AHJIC have the necessary authority to sell, and will have taken all steps necessary to authorise the sale of, the Sale Shares to the Trust in accordance with the terms of this Agreement;

11.4.2 AHJIC is the owner of the Sale Shares;

11.4.3 AHJIC has the right to sell the Sale Shares to the Trust in accordance with the terms of this Agreement;

11.4.4 AHJIC will be able, entitled and authorised on the Effective Date to validly and effectively deliver and transfer the Sale Shares to the Trust in accordance with the terms of this Agreement; and

11.4.5 subject to the terms of the Voting Agreement (as amended by the Assignment Agreement), no person has or will have on the Effective Date any right (including any option, right of first refusal or right of preemption) to purchase or otherwise acquire any of the Sale Shares and AHJIC is able to deliver and transfer the Sale Shares to the Trust free and clear of any prior right, lien, charge or encumbrance.

11.5 Save for the representations and warranties set out in clauses 11.1, 11.2,
     11.4 and 11.5 the Trust agrees that the Sale Shares are sold voetstoots and that AHJIC is not bound by any other representations or warranties whether express or implied, with regard to the Sale Shares.

                                                                        Page 18.


11.6 Each of the representations and warranties given by each Party to the other Parties in terms of clauses 11.1, 11.2, 11.4 and 11.5 shall:

11.6.1 prima facie be deemed to be a representation of fact inducing the other Parties to enter into this Agreement and to sell or purchase, as the case may be, the Sale Shares in terms of this Agreement;

11.6.2 be presumed to be material unless the contrary is proved;

11.6.3 insofar as any of the representations or warranties is promissory or related to a future event, be deemed to have been given as at the due date for fulfilment of the promise or for the happening of the event, as the case may be; and

11.6.4 be a separate representation or warranty and in no way be limited or restricted by reference to or inference from the terms of any other representation or warranty.

12.  SECURITY

     All of the obligation of AHJIC hereunder shall be secured by the signature of Harmony to this Agreement, which hereby binds itself as surety and co-principal debtor in solidum with AHJIC for all of the obligations of AHJIC in terms of this Agreement (including, without limitation, claims for damages) and for this purpose Harmony hereby renounces the benefits of excussion, division, de duobus vel pluribus reis debendi, non numeratae pecuniae, non cause debiti, revision of accounts and no value received with the meaning and effect of which Harmony declares it is acquainted.

                                                                        Page 19.


13.  BREACH

     If any Party commits a breach or fails in the observance of any of the terms and conditions hereof and fails to remedy such default or breach within 10 (ten) Business Days of delivery of written notice requiring it so to do, then the non-defaulting Party shall be entitled to cancel this Agreement against the defaulting Party or to claim immediate payment and/or performance by the defaulting Party of all of the defaulting Party's obligations whether or not the due date for payment and/or performance shall have arrived, in either event without prejudice to the non-defaulting Party's rights to claim damages. The aforegoing is without prejudice to such other rights as the non-defaulting Party may have at law; provided always that, notwithstanding anything to the contrary contained in this Agreement, the non-defaulting Party shall not be entitled to cancel this Agreement for any breach by the defaulting Party unless such breach is a material breach going to the root of this Agreement and is incapable of being remedied by a payment in money, or if it is capable of being remedied by a payment in money, the defaulting Party fails to pay the amount concerned within 10 (ten) Business Days after such amount has been determined.

14.  CONFIDENTIALITY

14.1 None of the Parties shall issue any press release or any other public document or make any public statement, in each case relating to or connected with or arising out of the agreement or the matters contained therein (save for any such release, announcement or document which is required to be given, made or published by law or under the rules and regulations of any stock exchange) without obtaining the prior approval of the other Parties to the contents thereof and the manner of its presentation and publication; provided that such approval shall not be unreasonably withheld or delayed.

                                                                        Page 20.


14.2 In the case of a release, announcement or document which is required to be given, made or published by law or under the rules and regulations of any stock exchange, the Party liable so to give, make or publish the same shall give to the other Parties as much advance warning thereof as is reasonable in the circumstances together with drafts or a copy thereof as soon as it is at liberty so to do.

14.3 Every Party shall at all times keep confidential (and ensure that its employees and agents shall keep confidential) any information which it has acquired or may acquire in relation to any of the other Parties or to any matter arising from or in connection with this Agreement, save for any information:

14.3.1 which is publicly available or becomes publicly available through no act or default of the first mentioned Party; or

14.3.2 which was in the possession of that Party prior to its disclosure otherwise than as a result of any breach by a Party of any obligation of confidentiality owed to the other Parties whether pursuant to this Agreement or otherwise; or

14.3.3 which is disclosed to that Party by a third party which did not acquire the information under an obligation of confidentiality; or

14.3.4 which is independently acquired by that Party as a result of work carried out by a person to whom no disclosure of such information has been made,

     and shall not use or disclose such information except:

14.3.5 with the consent of the other Parties; or

14.3.6 in accordance with an order of court of competent jurisdiction; or

                                                                        Page 21.


14.3.7 in order to comply with any law or governmental regulations by which the Party concerned is bound; or

14.3.8 where necessary for the purpose of enforcing its rights under this Agreement.

14.4 The provisions of this clause 14 shall survive any termination of this Agreement.

15.  NOTICES AND DOMICILIA

15.1 NOTICES

15.1.1 Each Party chooses the address set out opposite its name below as its address to which any written notice in connection with this Agreement may be addressed.

15.1.1.1 AHJIC:           Block 27
                          Randfontein Office Park
                          Corner Main Reef Road and
                          Ward Avenue
                          RANDFONTEIN

            Telefax No. : (011)411 2398
            Attention   : The Company Secretary

15.1.1.2 HARMONY:         Block 27
                          Randfontein Office
                          Park
                          Corner Main Reef Road and
                          Ward Avenue
                          RANDFONTEIN

                                                                        Page 22.


            Telefax No. : (011)411 2398
            Attention   : The Company Secretary

15.1.1.3 TRUST:           c/o African Rainbow Minerals
                          Limited
                          ARM House
                          29 Impala Road
                          Chislehurston
                          SANDTON

            Telefax No. : (011)883 5609
            Attention   : The Company Secretary

15.1.2 Any notice or communication required or permitted to be given in terms of this Agreement shall be valid and effective only if in writing but it shall be competent to give notice by telefax transmitted to its telefax number set out opposite its name above.

15.1.3 Any Party may by written notice to the other Parties change its chosen address and/or telefax number for the purposes of clause 15.1.1 to any other address(es) and/or telefax number, provided that the change shall become effective on the 14th (fourteenth) day after the receipt of the notice by the addressee.

15.1.4 Any notice given in terms of this Agreement shall:

15.1.4.1 if delivered by hand be deemed to have been received by the addressee on the date of delivery;

15.1.4.2 if transmitted by facsimile be deemed to have been received by the addressee on the 1st (first) Business Day after the date of transmission,

     unless the contrary is proved.

                                                                        Page 23.


15.1.5 Notwithstanding anything to the contrary herein contained, a written notice or communication actually received by a Party shall be an adequate written notice or communication to it, notwithstanding that it was not sent to or delivered at its chosen address and/or telefax number.

15.2 DOMICILIA

15.2.1 Each of the Parties chooses its physical address referred to in clause
     15.1.1 above as its domicilium citandi et executandi at which documents in legal proceedings in connection with this Agreement may be served.

15.2.2 Any Party may by written notice to the other Parties change its domicilium from time to time to another address, not being a post office box or a poste restante, in South Africa; provided that any such change shall only be effective on the 14th (fourteenth) day after deemed receipt of the notice by the other Parties pursuant to clause 15.1.4.

16.  GOVERNING LAW

     The entire provisions of this Agreement shall be governed by and construed in accordance with the laws of South Africa.

17.  JURISDICTION

     The Parties hereby irrevocably and unconditionally consent to the non-exclusive jurisdiction of the Witwatersrand Local Division of the High Court of South Africa (or any successor to that division) in regard to all matters arising from this Agreement.

                                                                        Page 24.


18.  SEVERABILITY

     Each provision in this Agreement is severable from all others, notwithstanding the manner in which they may be linked together or grouped grammatically, and if in terms of any judgment or order, any provision, phrase, sentence, paragraph or clause is found to be defective or unenforceable for any reason, the remaining provisions, phrases, sentences, paragraphs and clauses shall nevertheless continue to be of full force. In particular, and without limiting the generality of the aforegoing, the Parties acknowledge their intention to continue to be bound by this Agreement notwithstanding that any provision may be found to be unenforceable or void or voidable, in which event the provision concerned shall be severed from the other provisions, each of which shall continue to be of full force.

19.  GENERAL

19.1 This document constitutes the sole record of the Agreement between the Parties in regard to the subject matter thereof.

19.2 None of the Parties shall be bound by any express or implied term, representation, warranty, promise or the like, not recorded herein.

19.3 No addition to, variation or consensual cancellation of this Agreement and no extension of time, waiver or relaxation or suspension of any of the provisions or terms of this Agreement shall be of any force or effect unless in writing and signed by or on behalf of all the Parties.

19.4 No latitude, extension of time or other indulgence which may be given or allowed by any Party to the other Parties in respect of the performance of any obligation hereunder or enforcement of any right arising from this Agreement and no single or partial exercise of any right by any Party shall under any circumstances be construed to be an implied consent by such Party or operate as a waiver or a novation of, or otherwise affect any of that Party's rights in

                                                                        Page 25.


     terms of or arising from this Agreement or estop such Party from enforcing, at any time and without notice, strict and punctual compliance with each and every provision or term hereof.

19.5 The Parties undertake at all times to do all such things, to perform all such acts and to take all such steps and to procure the doing of all such things, the performance of all such actions and the taking of all such steps as may be open to them and necessary for or incidental to the putting into effect or maintenance of the terms, conditions and import of this Agreement.

19.6 None of the Parties shall be entitled to cede or delegate any of its rights or obligations under this Agreement without the prior written consent of the other Parties, which consent may not unreasonably be withheld or delayed.

20.  COSTS

20.1 The costs of and incidental to the negotiation, preparation and execution of this Agreement and the implementation of the transactions contemplated herein shall be paid in accordance with the terms of the First Loan Agreement.

20.2 Any stamp duty or uncertificated securities tax payable in respect of the sale and transfer of the Sale Shares in accordance with the terms of this Agreement shall be paid in equal proportions by the Trust and Harmony.

20.3 All legal costs incurred by any Party in consequence of any default of the provisions of this Agreement by any of the other Parties shall be payable on demand by the defaulting Party on the scale as between attorney and own client and shall include collection charges, the costs incurred by the non-defaulting Party in endeavouring to enforce such rights prior to the institution of legal proceedings and the costs incurred in connection with the satisfaction

                                                                        Page 26.


     or enforcement of any judgment awarded in favour of the non-defaulting Party in relation to its rights in terms of or arising out of this Agreement.

21.  COUNTERPARTS

     This Agreement may be executed by each Party signing a separate copy thereof and each of the copies together shall constitute the Agreement of the Parties.

SIGNED at SANDTON on this the 15th day of APRIL 2005.

                                        For and on behalf of
                                        HARMONY GOLD MINING COMPANY LIMITED


                                        /s/ Nomfundo Qangule
                                        ----------------------------------------
                                        Name: Nomfundo Qangule
                                        Capacity: Director
                                        Who warrants her authority hereto


SIGNED at SANDTON on this the 15th day of APRIL 2005.

                                        For and on behalf of
                                        ARMGOLD HARMONY JOINT INVESTMENT COMPANY
                                        (PROPRIETARY) LIMITED


                                        /s/ Frank Abbott
                                        ----------------------------------------
                                        Name: Frank Abbott
                                        Capacity: Director
                                        Who warrants his authority hereto

                                                                        Page 27.


SIGNED at SANDTON on this the 15th day of APRIL 2005.

                                        For and on behalf of
                                        NEDBANK LIMITED (ACTING THROUGH ITS
                                        NEDBANK CAPITAL DIVISION) (AS TRUSTEE
                                        OF THE TRUST)


                                        /s/ Bradley Maxwell
                                        ----------------------------------------
                                        Name: Bradley Maxwell for Anton Taljaard
                                        Capacity: Authorised Signatory
                                        Who warrants his authority hereto


                                        /s/ Clive Stewart
                                        ----------------------------------------
                                        Name: Clive Stewart
                                        Capacity: Authorised Signatory
                                        Who warrants his authority hereto


SIGNED at SANDTON on this the 15th day of APRIL 2005.

                                        For and on behalf of
                                        HARMONY GOLD MINING COMPANY
                                        LIMITED (AS TRUSTEE OF THE TRUST)


                                        /s/ Nomfundo Qangule
                                        ----------------------------------------
                                        Name: Nomfundo Qangule
                                        Capacity: Director
                                        Who warrants her authority hereto


SIGNED at SANDTON on this the 15th day of APRIL 2005.


                                        /s/ Frank Abbott
                                        ----------------------------------------
                                        FRANK ABBOTT (AS TRUSTEE OF THE TRUST)

                                                                        Page 28.


SIGNED at SANDTON on this the 15th day of APRIL 2005.

                                        For and on behalf of
                                        DENEYS REITZ TRUSTEES (PROPRIETARY)
                                        LIMITED (AS TRUSTEE OF THE TRUST)


                                        /s/ Lionel Charles Shawe
                                        ----------------------------------------
                                        Name: Lionel Charles Shawe
                                        Capacity: Authorised Signatory
                                        Who warrants his authority hereto